EXHIBIT 23.2
                                                                    ------------


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the use, in this Amendment No. 1 to Form SB-2 Registration Statement, of our report dated March 27, 2002 relating to the balance sheet of RxBazaar, Inc. (a development stage enterprise), formerly SB Merger Corp., as of December 31, 2001 and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2001, for the period January 3, 2000 (inception) to December 31, 2000, and for the period January 3, 2000 (inception) to December 31, 2001. We also consent to the reference to our firm under the caption "Experts" in the accompanying Prospectus.



                                         /s/ GRASSI & CO., CPAs, P.C.
                                         Grassi & Co., CPAs, P.C.
                                         (formerly Feldman Sherb & Co., P.C.)
                                         Certified Public Accountants

New York, New York
September 20, 2002